SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       The Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X| Preliminary Proxy Statement
|_| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  SOFTECH, INC.
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1.    Title of each class of securities to which transaction applies:
2.    Aggregate number of securities to which transaction applies:
3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
4.    Proposed maximum aggregate value of transaction:
5.    Total fee paid:

Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.    Amount previously paid:
2.    Form, Schedule or Registration No.
3.    Filing party:
4.    Date Filed:

                                  SOFTECH, INC.
                                2 Highwood Drive
                         Tewksbury, Massachusetts 01876

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                   To be held
                                 March 27, 2001

                              --------------------

To the Stockholders of March 9, 2001 SOFTECH, INC.

      NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Meeting") of SofTech, Inc. (the "Company") will be held at the offices of the Company located at 2 Highwood Drive, Tewksbury, Massachusetts, 01876 on Tuesday, March 27, 2001, at 12:00 noon for the following purposes:

1. To approve an amendment to the Company's Certificate of Incorporation in order to effect a stock combination (reverse split) of the Company's issued and outstanding Common Stock in an exchange ratio to be approved by the Board of Directors, ranging from one newly issued share for each three outstanding shares of Common Stock to one newly issued share for each six outstanding shares of Common Stock;

2. To transact such other business as may properly come before the meeting or any adjournments thereof.

                                        By Order of the Board of Directors


                                        /s/ Joseph P. Mullaney
                                        ----------------------------------------
                                        Joseph P. Mullaney
                                        Clerk

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD March 27, 2001

                               -------------------

                                  SOFTECH, INC.
                                2 Highwood Drive
                         Tewksbury, Massachusetts 01876

                            ------------------------

                                                                   March 9, 2001

                 INFORMATION CONCERNING SOLICITATION AND VOTING

      Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of SofTech, Inc. (the "Company"), a Massachusetts corporation, for use at a Special Meeting of Stockholders (the "Special Meeting") to be held on Tuesday, March 27, 2001, at 12:00 noon, local time, at the offices of the Company located at 2 Highwood Drive, Tewksbury, Massachusetts, 01876. This Proxy Statement and enclosed form of proxy are first being sent or given to stockholders on or about March 9, 2001.

      Only stockholders of record at the close of business on February 26, 2001 (the "Record Date") will be entitled to receive notice of and to vote at the meeting and any adjournments thereof. As of that date, 10,080,784 shares of common stock, par value $.10 per share, of the Company were issued and outstanding. The holders of common stock are entitled to one vote per share on any proposal presented at the meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it (i) by filing a later-dated proxy or a written notice of revocation with the Secretary of the Company at any time before it is exercised or (ii) by voting in person at the Special Meeting (although attendance at the Special Meeting will not, in itself, constitute revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to SofTech, Inc., 2 Highwood Drive, Tewksbury, Massachusetts, 01876,
Attention: Clerk, at or before the taking of the vote at the Special Meeting.

      The representation in person or by proxy of at least a majority of the outstanding common stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes which contain one or more abstentions or broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

      With respect to the proposal to amend the Company's Amended Certificate of Incorporation, an affirmative vote of a majority of the outstanding shares of common stock of the Company is required for approval. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

      The persons names as attorneys-in-fact in the proxies, Mark R. Sweetland and Joseph P. Mullaney, are employees and/or officers of the Company. The stockholders will consider and vote upon a proposal to amend the Company's Amended Certificate of Incorporation. Where a choice has been specified on the proxy with respect to the foregoing matter, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR if no specification is indicated.

      The Board of Directors knows of no other matters to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken and upon which the proxies may exercise discretion under applicable law, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgement of the persons named as attorneys in the proxies.

              MANAGEMENT AND PRINCIPAL HOLDERS OF VOTING SECURITIES

      The following table sets forth as of the Record Date: (i) the name of each person who served as an executive officer of the Company during the fiscal year ended May 31, 2000, (ii) the name of each director; (iii) all Directors and executive officers of the Company as a group, and (iv) all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, the number of shares owned by each of such persons and the percentage of the outstanding shares represented thereby, and also sets forth such information for all officers, directors and nominees as a group.

                                                   Amount and          Percent
                                                    Nature of             of
Name of Beneficial Owner                          Ownership (1)        Class (2)
--------------------------------------------------------------------------------
Mark R. Sweetland                                  356,256(3)             3.39%
Timothy J. Weatherford                             254,750(3)             2.43%
Joseph P. Mullaney                                 142,792(3)             1.36%
Victor G. Bovey                                     71,050(3)                *
William Johnston                                 3,250,320(3)(4)         30.97%
Timothy L. Tyler                                    20,400(3)                *
Ronald Elenbaas                                     58,100(3)                *
All Directors and
executive officers as a
group (7 persons)                                4,153,668(5)            39.58%

----------
*     Represents less than 1% ownership.

(1) Based upon information furnished by the persons listed. Except as otherwise noted, all persons have sole voting and investment power over the shares listed. A person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

(2) There were 10,080,784 shares outstanding on February 15, 2001. In addition, 294,200 shares issuable upon exercise of stock options and 120,000 shares issuable upon exercise of warrants held by Directors and executive officers of the Company are deemed to be outstanding as of February 15, 2001 for purposes of certain calculations in this table. See notes 3, 4 and 5 below.

(3) Includes shares issuable under stock options as follows: Mr. Sweetland - 93,000 shares; Mr. Weatherford - 50,000 shares; Mr. Mullaney - 50,000 shares; Mr. Bovey - 50,000 shares; Mr. Johnston - 15,400 shares; Mr. Tyler
      - 20,400; Mr. Elenbaas - 15,400.

(4) Includes warrants for 120,000 shares issuable in exchange for $8.00 per share.

(5) Includes 294,200 shares issuable upon exercise of stock options and 120,000 shares issuable upon exercise of warrants held by all Directors and executive officers as a group.

                                   PROPOSAL 1
 TO APPROVE AN AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION IN ORDER
            TO EFFECT A REVERSE SPLIT OF THE COMPANY'S COMMON STOCK

      The Company's Board of Directors has unanimously adopted resolutions proposing, declaring advisable and recommending that the stockholders authorize an Amendment to the Company's Amended Certificate of Incorporation (the "Amendment") to (i) effect a stock combination (reverse split) of the Company's Common Stock in an exchange ratio to be approved by the Board of Directors, ranging from one (1) newly issued share for each three (3) outstanding shares of Common Stock to one (1) newly issued share for each six (6) outstanding shares of Common Stock (the "Reverse Split") and (ii) provide that no fractional shares shall be issued, but in lieu thereof, each fraction of a share that any stockholder would otherwise be entitled to receive shall be rounded up to the nearest whole share. There will be no change in the number of the Company's authorized shares of Common Stock and no change in its par value.

      If the Reverse Split is approved, the Board will have authority, without further stockholder approval, to effect that Reverse Split pursuant to which the Company's outstanding shares (the "Old Shares") of Common Stock would be exchanged for new shares (the "New Shares") of Common Stock, in an exchange ratio to be approved by the Board, ranging from one New Share for each three Old Shares to one New Share for each six Old Shares. The number of Old Shares for which each New Share is to be exchanged is referred to as the "Exchange Number." The Exchange Number may, within such range, be a whole number or a whole number and a fraction of a whole number.

      In addition, the Board will have the authority to determine the exact timing of the effective date and time of the Reverse Split, without further stockholder approval. Such timing and Exchange Number will be determined in the judgment of the Board, with the intention of maximizing the Company's ability to remain in compliance with the continued listing maintenance requirements of The Nasdaq Stock Market, Inc. ("Nasdaq"). See "Purposes of the Reverse Stock Split" below. The text of the proposed Amendment (subject to inserting the effective time of the Reverse Split and the Exchange Number) is set forth in Exhibit A to this Proxy Statement.

      The Board also reserves the right, notwithstanding stockholder approval and without further action by stockholders, to not proceed with the Reverse Split if, at any time prior to filing the Amendment with the Secretary of the Commonwealth of Massachusetts, the Board, in its sole discretion, determines that the Reverse Split is no longer in the best interests of the Company and its stockholders. The Board may consider a variety of factors in determining whether or not to implement the Reverse Split and in determining the Exchange Number including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the market price per share of the Common Stock, business and transactional developments and the Company's actual and projected financial performance.

PURPOSES FOR THE REVERSE STOCK SPLIT

      On February 12, 2001, the Company received notice from the Nasdaq Listing Qualifications Panel that the listing of the Company's common stock would be transferred from The Nasdaq National Market to The Nasdaq SmallCap Market effective upon the opening of business on February 15, 2001. The trading symbol of the Company's common stock on The Nasdaq SmallCap Market is "SOFTC." The Nasdaq Listing Qualifications Panel approved such transfer subject to the following conditions: on or before April 2, 2001, the Company must demonstrate a closing bid price of at least $1.00 per share; and immediately thereafter, the Company must evidence a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days. As of the Record Date, the closing bid price for the Company's common stock as reported by The Nasdaq SmallCap Market was $0.25 per share. In addition to the foregoing conditional listing requirements, in order for the Company's common stock to remain listed on The Nasdaq SmallCap Market, the Company and its common stock are required to continue to comply with various listing maintenance standards established by The Nasdaq Stock Market. Among other things, as such requirements pertain to the Company, the Company is required to maintain net tangible assets of at least $2,000,000 and its common stock must: (i) have at least 500,000 shares held by persons other than officers and directors and beneficial holders of more than 10% of the Company's common stock (the "public float"), (ii) have an aggregate market value of public float of at least $1,000,000, (iii) have a minimum bid price of at least $1.00 per share, (iv) at least two market makers and (v) be held by at least 300 persons who hold at least 100 shares (the foregoing requirements are collectively referred to as the "Maintenance Standard"). The principal purpose of the Reverse Split is to increase the market price of the Common Stock above the Nasdaq minimum bid requirement. If a delisting were to occur, the Common Stock would trade on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc. Such alternatives are generally considered to be less efficient markets.

      The Company also believes that the Reverse Stock Split could increase the acceptance of the Company's common stock by the financial community and the investing public. The Reverse Stock Split would decrease the number of shares outstanding and presumably increase the per share market price of the common stock. However, the share price of the common stock may also be based on the Company's performance and other factors, some of which may be unrelated to the number of shares outstanding. Accordingly, there can be no assurance that the price of the common stock after the Reverse Stock Split would actually increase in an amount proportionate to the decrease in the number of outstanding shares.

      Assuming the market price of the Company's common stock will increase following the effective date of the Reverse Stock Split, management believes that the perception of the Company's common stock as an investment will improve and that the Company's common stock will appeal to a broader market. Due to the volatility of low-priced stocks, management believes the investment community generally views low-priced stock negatively. Some brokers are reluctant to or will not recommend that their clients purchase lower priced stocks, and institutional investors may be prohibited from purchasing such stocks as a matter of policy. These practices may adversely affect the liquidity of the Company's common stock. Management believes that additional interest in the Company's common stock by the investment community is desirable and could result in a more stable trading market for the Company's common stock. An increased market price that may result from the Reverse Stock Split may encourage interest and trading in the Company's common stock.

      Although the Company believes that the Reverse Stock Split will have no detrimental effect on the total value of the Company's common stock, there can be no assurance that the total value of the Company's common stock after the Reverse Stock Split will be the same as before. To the extent that a stockholder's holding is reduced by reason of the Reverse Stock Split to less than 100 shares of common stock, the brokerage fees for the sale of such shares will in all likelihood be higher than the brokerage fees applicable to the sale of round lots of shares.

      In addition, by decreasing the number of outstanding shares of common stock, the Reverse Stock Split will increase the number of shares of the Company's common stock available for future issuance. The Company's Amended Certificate of Incorporation currently authorizes the issuance of up to 20,000,000 shares of common stock. As of the Record Date, the Company had 10,080,784 shares of common stock issued and outstanding. If approved by the stockholders, the Reverse Stock Split will increase the number of shares of common stock available for future issuance by approximately 6,720,000 to 8,400,000 shares depending on the Exchange Number.

      Although the increased number of authorized but unissued shares of common stock could be used for a variety of purposes including the transacting of acquisitions or business combinations, there are no currently contemplated acquisitions or business combinations. The increased number of authorized but unissued shares of common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company's Amended Certificate of Incorporation or Amended By-Laws.

CERTAIN OTHER EFFECTS OF THE REVERSE STOCK SPLIT

      The following table illustrates the principal effects of the Reverse Split on the Common Stock:

                                           After        After       After
                              Prior to    1-for-3      1-for-4     1-for-6
                              Reverse     Reverse      Reverse     Reverse
                               Stock       Stock        Stock       Stock
Number of Shares               Split       Split        Split       Split
Common Stock:
  Authorized                20,000,000  20,000,000   20,000,000   20,000,000
  Outstanding               10,080,784   3,360,261    2,520,196    1,680,130
                            ----------   ---------    ---------    ---------
  Available for
  Future Issuance            9,919,216  16,639,739   17,479,804   18,319,870
                             =========  ==========   ==========   ==========

      Subject to the provisions for elimination of fractional shares as described below, consummation of the Reverse Stock Split will not result in a change in the relative equity position or voting power of the holders of common stock or the contingent equity position of holders of stock options to purchase shares of the Company's common stock.

      In addition, the shares of common stock available for issuance under the Company's several stock option plans and stock purchase plan will be reduced to reflect the Reverse Stock Split and other relevant terms and provisions of the Company's several stock option plans and stock purchase plan will be appropriately adjusted. The number of shares of common stock issuable upon exercise of outstanding stock options issued under the Company's several stock option plans and stock purchase plan will be reduced to give effect to the Reverse Stock Split and the exercise prices for such stock options will be increased to give effect to the Reverse Stock Split.

PROCEDURE FOR EFFECTING REVERSE SPLIT AND EXCHANGE OF CERTIFICATES

      If the Amendment is approved by the Company's stockholders, and if the Board still believes that the Reverse Split is in the best interests of the Company and its stockholders, the Company will file the Amendment with the Secretary of State of the Commonwealth of Massachusetts at such time as the Board has determined the appropriate Exchange Number and the appropriate effective time for such split. The Reverse Split will be effected on the date of filing the Amendment at the time specified in the Amendment (the "Effective Time"). Beginning at the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

      As soon as practicable after the Effective Time, stockholders will be notified that the Reverse Split has been effected and of the exact Exchange Number. The Company expects that its transfer agent will act as exchange agent (the "Exchange Agent") for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the Exchange Agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Exchange Agent. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent. Any Old Shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically by exchanged for New Shares at the exchange ratio. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

FRACTIONAL SHARES

      No fractional certificates will be issued in connection with the Reverse Split. Any fraction of a share that any stockholders of record otherwise would be entitled to receive shall be rounded up to the nearest whole share.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

      The following discussion of United States federal income tax consequences of the Reverse Stock Split is based upon the provisions of the Internal Revenue Code of 1986, as amended, as in effect on the date of this Proxy Statement, current regulations, judicial authority and current administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the federal income tax consequences of the Reverse Stock Split. In addition, there may be foreign, state or local tax consequences that are not discussed herein. EACH STOCKHOLDER SHOULD CONSULT WITH SUCH STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE SPLIT.

      The Reverse Split will be a tax-free transaction, and the holding period and tax basis of the Old Shares will be transferred to the New Shares received in exchange therefor. This discussion should not be considered tax advice.

REQUIRED VOTE

      The affirmative vote of a majority of the shares of the Company's common stock outstanding will be required to approve Proposal 1. Unless otherwise indicated, properly executed Proxies will be voted in favor or Proposal 1.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                      A VOTE "FOR" THE REVERSE STOCK SPLIT.

                                  MISCELLANEOUS

STOCKHOLDER PROPOSALS

      From time to time, stockholders may present proposals for consideration at a stockholders meeting which may be proper subjects for inclusion in the proxy statement related to that meeting. Stockholder proposals tended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the 2001 annual meeting of stockholders of the Company must be received at the Company's principal executive offices not later than August 31, 2001. Further, any proposals must comply with the other procedural requirements set forth in the Company's By-laws, a copy of which is on file with the SEC, and as set forth by the SEC. In order to curtail any controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to SofTech, Inc., 2 Highwood Drive, Tewksbury, Massachusetts 01876, Attention: Clerk.

EXPENSES AND SOLICITATION

      The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Company has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies. The Company will bear all reasonable solicitation fees and expenses and the Company estimates that such fees and expenses should be approximately $7,000 in the aggregate.

      The contents and the sending of this Proxy Statement have been approved by the Board of Directors of the Company.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

                                                                       Exhibit A

                     PROPOSED TEXT OF AMENDMENT OF RESTATED
                          CERTIFICATE OF INCORPORATION

      Article Third of the Company's Certificate of Incorporation, as amended, is to be amended to add the following:

            "Effective 12:01 a.m. on * (the "Effective Time"), each + (+) shares of Common Stock then issued shall be automatically combined into one share of Common Stock of the Corporation. No fractional shares shall be issued, but in lieu thereof, each fractions of a share that any stockholder would otherwise be entitled to receive shall be rounded up to the nearest whole share."

----------
* Insert the date of the Effective Time of the Amendment determined by the Company's Board of Directors.

+ Insert Exchange Number, ranging from three to six, determined by the Company's Board of Directors.

|X|  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

---------------
SOFTECH, INC.
---------------

Mark box at right if an address change or comment has been noted |_| on the reverse side of this card.

RECORD DATE SHARES:

1. Proposal to approve an amendment to the Company's Certificate of Incorporation in order to effect a reverse stock split of the Company's Common Stock in an exchange ratio to be approved by the Board of Directors, ranging from one newly issued share for each three outstanding shares of Common Stock to one newly issued share for each six outstanding shares of Common Stock.

            For         Against           Abstain
            |_|           |_|               |_|

Please be sure to sign and date this Proxy.     Date:___________________________


-----------------------------------
Stockholder sign here


-----------------------------------
Co-owner sign here

DETACH CARD                                                          DETACH CARD

                                  SOFTECH, INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. An important issue, discussed in detail in the enclosed proxy materials, requires your immediate attention and approval.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the box on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Special Meeting of Stockholders, March 27, 2001.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

SofTech, Inc.

                                  SOFTECH, INC.

          Proxy for the Special Meeting of Stockholders, March 27, 2001
           This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Mark R. Sweetland and Joseph P. Mullaney, and each of them, proxies with power of substitution to vote for and on behalf of the undersigned all shares of capital stock of SofTech, Inc. registered in the name of the undersigned at the Special Meeting of Stockholders to be held at 2 Highwood Drive, Tewksbury, Massachusetts on Tuesday, March 27, 2001 at 12:00 noon, and at any adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of Special Meeting and Proxy Statement.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, the proxy will be voted "FOR" Proposal 1.

--------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please vote this Proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

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